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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 30, 2003

                        SOURCE INTERLINK COMPANIES, INC.
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             (Exact Name of Registrant as Specified in its Charter)

                                    Missouri
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                 (State or Other Jurisdiction of Incorporation)

           1-13437                                         43-1710906
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   (Commission File Number)                    (IRS Employer Identification No.)

27500 Riverview Center Blvd, Suite 400, Bonita Springs, FL             34134
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        (Address of Principal Executive Offices)                     (Zip Code)

                                 (239) 949-4450
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              (Registrant's Telephone Number, Including Area Code)

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          (Former Name or Former Address, if Changed Since Last Report)

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                        SOURCE INTERLINK COMPANIES, INC.

                                    FORM 8-K

ITEM 5.           OTHER EVENTS

As of October 30, 2003, Source Interlink Companies, Inc. (the "Company") entered into a senior secured financing arrangement with Wells Fargo Foothill, Inc. ("WFF"), as arranger and administrative agent (the "Working Capital Loan Agent") for each of the lenders that may become a participant in such arrangements, and their successors and assigns (the "Working Capital Lenders") pursuant to which it is contemplated that the Working Capital Lenders will make up to $45 million of revolving loans ("Advances"), provide for the issuance of letters of credit ("Letters of Credit") and make a $5 million term loan (the "Term Loan A," and together with the Advances, collectively the "Working Capital Loans"). The commitment of the Working Capital Lenders to make Advances is subject to the existence of sufficient eligible assets to support such Advances under a specified borrowing base formula and compliance with, among other things, certain financial covenants. Outstanding Advances bear interest at a variable annual rate equal to the prime rate announced by Wells Fargo Bank, National Association plus 0.25%, subject to increase or decrease as a result of increases or decrease in the unused borrowing availability. Term Loan A is payable in 60 monthly installments of $83,333 each commencing on December 1, 2003 and bears interest at the prime rate plus 2.5%. The Working Capital Loans mature on October 30, 2006.

In conjunction with the establishment of the senior secured financing arrangements with the Working Capital Lenders, the Company entered into a junior secured financing arrangement with Hilco Capital, LP ("Hilco") as agent (the "Term Loan Agent") for each of the lenders that may become a participant in such arrangements, and their successors and assigns (the "Term Lenders") pursuant to which the Term Lenders made a $15 million term loan (the "Term Loan B"). Term Loan B bears interest, payable monthly, at an annual rate equal the prime rate announced by LaSalle National Bank plus 7.75%, but not less than 12%. Term Loan B also bears deferred interest equal to 2% per annum payable at maturity. Term Loan B matures on October 30, 2006. In conjunction with Term Loan B, the Company issued to the Term Lenders warrants (the "Warrants") to purchase an aggregate of 400,000 shares of the Company's common stock, $0.01 par value per share. The Warrants entitled the holder to purchase shares of the Company's common stock for a purchase price of $8.04 per share at any time after issuance and before October 30, 2008. The number of shares issuable upon exercise of the Warrants and the applicable purchase price are subject to adjustment upon the occurrence of certain dilutive and organic events.

In accordance with an agreement executed in conjunction with the issuance of the Warrants, the Company has agreed to file a registration statement with the U. S. Securities and Exchange Commission on Form S-3 relating to the resale by the warrantholders of the common stock of the Company issuable upon exercise of the Warrants.

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Copies of the documents governing the Working Capital Loans, Term Loan B and the
Warrants are filed as exhibits to this report and are incorporated in this report by reference. The description of the transactions are qualified in their entirety by these documents.

On November 4, 2003, the Company issued a press release announcing the consummation of the transactions described herein. A copy of this press release is filed as an exhibit to this report and is incorporated in this report by reference.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits

4.2 Warrant issued pursuant to a Loan Agreement dated as of October 30, 2003 by and between Source Interlink Companies, Inc. and its subsidiaries and Hilco Capital, LP, as agent.

10.42 Warrantholders Rights Agreement dated as of October 30, 2003 by and between Source Interlink Companies, Inc. and Hilco Capital LP.

10.43 Loan Agreement by and among Source Interlink Companies, Inc., its subsidiaries and Hilco Capital LP, as agent, dated as of October 30, 2003.

10.44 Loan Agreement by and among Source Interlink Companies, Inc., its subsidiaries and Wells Fargo Foothill, Inc., as arranger and administrative agent, dated as of October 30, 2003.

99.1 Press Release dated November 4, 2003, announcing the consummation of financing arrangements.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 4, 2003

                                            SOURCE INTERLINK COMPANIES, INC

                                   By:              /s/ Marc Fierman
                                      ------------------------------------------
                                                        Marc Fierman
                                      Vice President and Chief Financial Officer

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                                  EXHIBIT INDEX

4.2 Warrant issued pursuant to a Loan Agreement dated as of October 30, 2003 by and between Source Interlink Companies, Inc. and its subsidiaries and Hilco Capital, LP, as agent.

10.42 Warrantholders Rights Agreement dated as of October 30, 2003 by and between Source Interlink Companies, Inc. and Hilco Capital LP.

10.43 Loan Agreement by and among Source Interlink Companies, Inc., its subsidiaries and Hilco Capital LP, as agent, dated as of October 30, 2003.

10.44 Loan Agreement by and among Source Interlink Companies, Inc., its subsidiaries and Wells Fargo Foothill, Inc., as arranger and administrative agent, dated as of October 30, 2003.

99.1 Press Release dated November 4, 2003, announcing the consummation of financing arrangements.